UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010 (January 13, 2010)

FIRST PHYSICIANS CAPITAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, #810 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 860-2501

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 13, 2010 (the “Closing”), Southern Plains Medical Center, Inc. (“Seller”), an Oklahoma corporation and an indirect wholly-owned subsidiary of First Physicians Capital Group, Inc., a Delaware corporation (the “Registrant”), entered into a sale/leaseback transaction pursuant to a Real Property Purchase and Sale Agreement, dated December 16, 2009, attached hereto as Exhibit 10.1 (the “Purchase Agreement”), with Southern Plains Associates, L.L.C., an Oklahoma limited liability company (“Purchaser”), whereby Seller sold to Purchaser the building commonly known as the “Southern Plains Medical Center Building” in Chickasha, Oklahoma (the “SPMC Building”) and the adjacent land (together with the SPMC Building, the “Property”) for an aggregate purchase price of $6,000,000 (the “Purchase Price”).

The Purchase Price was paid to Seller as follows: i) $1,500,000 was paid in the form of a promissory note, dated January 13, 2010 and attached as Exhibit B to Exhibit 10.1 attached hereto (the “First Note”), executed by Purchaser through its members, Capital Investors of Oklahoma, LLC, an Oklahoma limited liability company (“OIC”), and First Physicians Realty Group, LLC, an Oklahoma limited liability company and a wholly-owned subsidiary of the Registrant (“FPRG,” and, together, with OIC, the “Makers”); and ii) $4,500,000 was paid in cash at closing (the “Closing Payment”).

Purchaser obtained the Closing Payment through a loan from First Liberty Bank to FB S. Plains Financing, LLC, an Oklahoma limited liability company and an affiliate of OIC (“FBS”), in the amount of $4,700,000, with the United States Department of Agriculture Rural Development as the ultimate guarantor (the “USDA Loan Agreement,” attached hereto as Exhibit 10.3). FBS contributed the full amount of the USDA Loan Agreement to the Purchaser via a subordinated promissory note for the purpose of making the Closing Payment. The USDA Loan Agreement was guaranteed, by delivery of guaranties, in substantially the form attached hereto as Exhibit 10.2, by OIC; James B. Swickey, an individual; David W. Durrett, an individual; the Purchaser; FPRG; and Rural Hospital Acquisition, LLC, a wholly-owned subsidiary of the Registrant (“RHA,” and together with the foregoing, the “Guarantors”).

The USDA Loan Agreement is evidenced by that certain First Amended and Restated Promissory Note, dated January 13, 2010 and attached hereto as Exhibit 10.4 (the “USDA Note”). Beginning on February 15, 2010, and on the 15th day of each month thereafter, FBS shall pay First Liberty Bank monthly installment payments of principal and interest based upon a 20-year amortization period. First Liberty Bank may adjust the monthly payments, as needed, to maintain the scheduled amortization period. The full amount of the outstanding principal and unpaid accrued interest upon the USDA Note is due in full and payable on January 13, 2030. The USDA Note also includes a prepayment premium (regardless of whether the prepayment is made voluntarily or involuntarily) of i) 5% of any additional principal amount paid in the first year; ii) 4% in the second year; iii) 3% in the third year; iv) 2% in the fourth year; and v) 1% in the fifth year. After the fifth year, FBS shall have the right to make any prepayment of principal without a premium cost. Interest shall accrue on the outstanding principal balance of the USDA Loan Agreement at the rate of Wall Street Journal Prime Rate plus 2%, adjusted quarterly on the 1st day of January, April, July and October of each year for the entire term of the USDA Loan Agreement, with a minimum interest rate of 7% per annum. If any sum is not paid within the 10-day grace period, the unpaid balance of the USDA Note shall increase the per annum interest rate then-prevailing on the USDA Note by 4%. The USDA Loan Agreement is secured by i) each guaranty delivered by each of the Guarantors; ii) a first lien real estate mortgage covering real property owned by the Purchaser; and iii) such additional collateral as might be agreed to by FBS, the Guarantors and First Liberty Bank. The events of default provided under the USDA Loan Agreement include, but are not limited to:

•	Default in payment within 10 days of when due of any interest on or principal on the USDA Note;

•	Any other default in payment when due of any amount payable to First Liberty Bank under the terms of the USDA Loan Agreement, the USDA Note, or any of the other loan documents;

•	The filing, voluntary or involuntary, of a petition for relief under the United States Bankruptcy Code or any form of bankruptcy or insolvency proceeding;

•	Entry by any court of a final judgment against FBS or the collateral securing the USDA Loan Agreement, or an attachment of any of the collateral securing the USDA Loan Agreement in excess of $100,000; or

•	Substantial damage or destruction of all or substantially all of the collateral securing the USDA Loan Agreement which is not otherwise covered by insurance.

Upon the occurrence of an Event of Default, Seller may, at its option and without further notice or demand, declare the outstanding principal balance and accrued but unpaid interest on the First Note immediately due and payable.

The full amount of the principal of the First Note is due and payable on or before January 12, 2030 (the “Maturity Date”). Repayment of the principal shall begin in February 2020, and be payable in equal monthly installments of $12,500 per month, together with interest payments, on the 15th day of each month, through the Maturity Date. The Makers may elect to prepay the First Note in whole or in part from time to time without premium, penalty or notice. The interest due upon the First Note shall be due and payable as follows: i) 0% interest for the first 60 months; ii) 5% per annum interest for the second 60 months, due and payable monthly on the 15th day of each month beginning in February 2015; and iii) 5% per annum interest on the unpaid balance for the remaining 120 months, due and payable, along with principal payments, beginning in February 2020.

The First Note provides the following events of default (each an “Event of Default”):

•	Failure of Makers to pay principal or interest when due;

•	Maker(s) become insolvent, make a transfer in fraud of creditors, make an assignment for the benefit of creditors, admit in writing the inability to pay debts as they become due, or generally are not paying debts as they become due;

•	Maker(s) have a receiver or custodian appointed for, or take possession of, all or substantially all of their assets, and such appointment is not discharged or possession terminated within 60-days; or

•	Maker(s) file a petition for relief under the United States Bankruptcy Code or any form of bankruptcy or insolvency proceeding is filed against the Maker(s).

Upon the occurrence of an Event of Default, Seller may, at its option and without further notice or demand, declare the outstanding principal balance and accrued but unpaid interest on the First Note immediately due and payable.

In connection with the Purchase Agreement, Seller leased the SPMC Building from Purchaser, pursuant to a Lease Agreement, dated December 16, 2009 and attached as Exhibit C to Exhibit 10.1 attached hereto (the “Lease”), by and among Purchaser, as landlord, and Seller and RHA Anadarko, LLC, an Oklahoma limited liability company, an indirect wholly-owned subsidiary of the Registrant and the unconditional guarantor of the lease payments by Seller under the Lease (collectively, the “Tenants”), whereby Seller will continue to operate a medical clinic in the SPMC Building following Closing. The Lease provides for a 20-year term, commencing on Closing (the “Primary Term”), with an automatic 10-year renewal (the “Renewal Term”), unless Tenants give Purchaser notice of not later than 180-days prior to the expiration of the Primary Term that they do not elect to renew. The monthly base rent shall be as follows: i) $60,325 for years 1-5 of the Primary Term; ii) $66,633 for years 6-10 of the Primary Term; iii) for years 11-20 of the Primary Term, the monthly base rent shall be increased by 3% each year, beginning on January 13, 2021; and iv) if the Lease continues for the Renewal Term, the monthly base rent shall continue to increase by 3% per year, unless renegotiated and agreed to in writing by Purchaser and Tenants prior to the beginning of the Renewal Term. Pursuant to the terms of the Purchase Agreement and the Lease, Purchaser granted to Tenants an irrevocable option to repurchase the SPMC Building after the passing of the first 2 years of the Primary Term (the “Repurchase Option”). The purchase price pursuant to the Repurchase Option shall be the greater of $6,000,000 or the fair market value (as determined in accordance with Section 37.2.1 of the Lease) of the SPMC Building as of the date of the Tenants’ notice to exercise the Repurchase Option. In the event that the Purchaser desires to sell the SPMC Building, or receives a written or verbal offer to purchase the SPMC Building from a third party, Purchaser must give written notice and a copy of the prospective contract to Tenants, and Tenants shall have the right, within 30-days of receipt of the written notice, to purchase the SPMC Building on the terms and conditions set forth in such prospective contract. Additionally, upon receiving such notice, Tenants may choose instead to exercise the Repurchase Option rather than purchasing the SPMC Building on the terms and conditions set forth in the prospective contract.

Under the terms of the Lease, Tenants shall also have the absolute right, from time to time and without Purchaser’s further approval, to grant and assign a mortgage or other security interest in the SPMC Building to Tenants’ lenders in connection with Tenants’ financing arrangements. Additionally, any uncured default and termination of the Lease will effect a forgiveness of the First Note, and in such event, Purchaser shall have no obligation to repay the First Note or any interest due thereunder.

The description set forth above is not a complete description of the sale/leaseback transaction, and is qualified in its entirety by the Purchase Agreement attached as Exhibit 10.1 to this Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described in more detail in Item 1.01 above, on the Closing, Seller entered into a sale/leaseback transaction with the Purchaser pursuant to the Purchase Agreement and the Lease, whereby Seller sold the Property to Purchaser for the Purchase Price and leased the SPMC Building from Purchaser for the purpose of continuing to operate a medical clinic in the SPMC Building following Closing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In conjunction with the Purchase Agreement, Purchaser entered into the First Note through the Makers, as described in more detail in Item 1.01 above.

Also in conjunction with the Purchase Agreement and as described in more detail in Item 1.01 above, two wholly-owned subsidiaries of the Registrant, FPRG and RHA, guaranteed the repayment of the USDA Loan Agreement to FBS.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Real Property Purchase and Sale Agreement, by and between Southern Plains Associates, LLC and Southern Plains Medical Center, Inc., dated December 16, 2009
10.2	Form of USDA Loan Guaranty
10.3	USDA Loan Agreement, by and among FB S. Plains Financing, LLC, James B. Swickey, David W. Durrett, Capital Investors of Oklahoma, LLC, First Physicians Realty Group, LLC, Rural Hospital Acquisition, LLC, Southern Plains Associates, L.L.C. and First Liberty Bank, dated January 13, 2010
10.4	First Amended and Restated Promissory Note, by and between FB S. Plains Financing, LLC and First Liberty Bank, dated January 13, 2010

EXHIBITS

Exhibit No.	Description
10.1	Real Property Purchase and Sale Agreement, by and between Southern Plains Associates, LLC and Southern Plains Medical Center, Inc., dated December 16, 2009
10.2	Form of USDA Loan Guaranty
10.3	USDA Loan Agreement, by and among FB S. Plains Financing, LLC, James B. Swickey, David W. Durrett, Capital Investors of Oklahoma, LLC, First Physicians Realty Group, LLC, Rural Hospital Acquisition, LLC, Southern Plains Associates, L.L.C. and First Liberty Bank, dated January 13, 2010
10.4	First Amended and Restated Promissory Note, by and between FB S. Plains Financing, LLC and First Liberty Bank, dated January 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PHYSICIANS CAPITAL GROUP, INC.

Date: January 20, 2010	By: /s/ Donald C. Parkerson
Donald C. Parkerson
Chief Financial Officer